Consent of Independent Registered Public Accounting Firm

The Board of Directors

Southfield Energy Corporation

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Southfield Energy Corporation (“Company”) dated April 30, 2010, of our reports dated April 5, 2010, relating to the Company’s financial statements appearing in the Form 10-K for each of the years ended December 31, 2009 and 2008.

/s/ M&K CPAS, PLLC

Houston, Texas

April 30, 2010